Exhibit – 10.3

2007A AMENDMENT TO LOAN DOCUMENTS

THIS 2007A AMENDMENT TO LOAN DOCUMENTS (this “Amendment”), is made and entered into as of September 17, 2007, by and among (i) JPMORGAN CHASE BANK, N.A., a national banking association (the “Agent Bank”) (JPMORGAN CHASE BANK, N.A. may also be referred to as a “Bank”); (ii) the BANKS identified on Schedule 1.1 hereto (each a “Bank” and collectively, the “Banks”); (iii) SYPRIS SOLUTIONS, INC., a Delaware corporation, with its principal office and place of business and registered office in Louisville, Jefferson County, Kentucky (the “Borrower”) and (iv) the GUARANTORS identified on Schedule 1.2 hereto (each a “Guarantor” and collectively, the “Guarantors”).

PRELIMINARY STATEMENT:

A. Certain of the Guarantors and their Affiliates entered into a Loan Agreement dated as of March 21, 1997, with the Agent Bank (the “Original Loan Agreement”), whereby the Agent Bank extended in favor of the Guarantors a revolving line of credit in the amount of $20,000,000, a term loan in the amount of $10,000,000 and a swing line of credit subfacility in the amount of $5,000,000.

B. The predecessors to the Borrower and certain of the Guarantors entered into a 1997A Amended and Restated Loan Agreement dated as of November 1, 1997, with the Agent Bank (the “1997A Loan Agreement”), whereby the Agent Bank increased the revolving line of credit to $30,000,000 and the term loan to $15,000,000 and provided the swing line of credit subfacility in the amount of $5,000,000. The 1997A Loan Agreement was subsequently amended by, among other amendments, the 1998A Amendment to Loan Documents dated as of February 18, 1998.

C. The Borrower, certain of the Guarantors, the Agent Banks and the Banks entered into the 1999 Amended and Restated Loan Agreement dated as of October 27, 1999 (the “1999 Loan Agreement”), which amended, restated and replaced the Original Loan Agreement and the 1997A Loan Agreement, as amended. The 1999 Loan Agreement provided for a revolving line of credit in the amount of $100,000,000, a swing line subfacility of $5,000,000 and a letter of credit subfacility of $15,000,000. The 1999 Loan Agreement was subsequently amended by among other amendments, (i) the 2000A Amendment to Loan Documents dated as of November 9, 2000 (the “2000A Amendment”); (ii) the 2001A Amendment to Loan Documents dated as of February 15, 2001 (the “2001A Amendment”); (iii) the 2002A Amendment to Loan Documents dated as of December 21, 2001 and having an effective date of January 1, 2002 (the “2002A Amendment”); (iv) the 2002B Amendment to Loan Documents dated as of July 3, 2002 (the “2002B Amendment”); (v) the 2003A Amendment to Loan Documents dated as of October 16, 2003 (the “2003A Amendment”); (vi) the 2005A Amendment to Loan Documents dated as of March 10, 2005 (the “2005A Amendment”); (vii) the 2005B Amendment to Loan Documents dated as of May 10, 2005 (the “2005B Amendment”); (viii) the 2005C Amendment to Loan Documents dated as of August 3, 2005 (the “2005C Amendment”); and (ix) and the 2006A Amendment to Loan Documents dated as of February 28, 2006 (the “2006A Amendment”).

D. The Agent Bank and the Banks in May, 2004 consented to the Borrower’s issuance of $55,000,000 of senior notes (the “Senior Notes”) pursuant to a note purchase agreement.

E. The Borrower in April, 2004 created a new subsidiary, Sypris Technologies Kenton, Inc., a Delaware corporation (“STK”), and the Agent Bank and the Banks consented to the creation of STK as a subsidiary, on the condition that STK become a Guarantor under the Loan Agreement. STK became a Guarantor under the Loan Agreement by executing and delivering to the Agent Bank a Guaranty Agreement dated June 1, 2004, guarantying the obligations of the Borrower to the Banks (the “STK Guaranty”).

F. The Borrower in June, 2004 requested that the Banks consent to the Borrower’s acquisition of a facility in Toluca, Mexico (the “Toluca Facility”). The Banks consented to the acquisition of the Toluca Facility. The Borrower created the following second tier subsidiary and third tier subsidiaries related to the Toluca Facility: (i) Sypris Technologies Mexican Holdings, LLC (the interests of which are held by Sypris Technologies, Inc.) and (ii) Sypris Technologies Mexico, S. de R.L. de C.V. and Sypris Technologies Toluca, S.A. de C.V. (the interests of which are held by Sypris Technologies Mexican Holdings, LLC and Sypris Technologies, Inc.) (all of the foregoing Subsidiaries are referred to as the “Toluca Subsidiaries”).

G. The Borrower, the Guarantors, the Agent Bank and the Banks completely amended and restated the 1999 Loan Agreement and related documents by entering into an Amended and Restated Loan Agreement dated as of April 6, 2007 (the “2007 Loan Agreement”), providing for, among other things (i) the Revolving Credit Facility in the amount of $50,000,000; (ii) consent to the Borrower’s redemption of a portion of the outstanding principal amount of the Senior Notes, reducing the outstanding principal amount of the Senior Notes to $30,000,000 and (iii) certain other changes.

H. The Borrower, the Guarantors, the Agent Bank and the Banks now wish to amend the 2007 Loan Agreement in order to (i) increase the size of the Revolving Credit Facility to $80,000,000; (ii) consent to the Borrower’s redemption of the remaining outstanding principal amount of the Senior Notes, permanently reducing the outstanding principal amount of the Senior Notes to $0; (iii) changing the restrictions on the Borrower’s use of the Dana Payment; and (iv) certain other changes.

I. Subject to the terms set forth herein, the Banks are agreeable to the amendments to the Loan Documents set forth herein. The 2007 Loan Agreement, as amended by this Amendment is referred to herein as the “Loan Agreement.”

J. None of the amendments and changes set forth herein shall take effect or have any legal effect until the satisfaction of all conditions precedent set forth in Section 8 hereof. As of the Effective Time (as defined in Section 8.J hereof), the provisions of this Amendment shall take effect.

K. Terms not defined herein shall have the meanings set forth in the Loan Agreement.

NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements set forth herein and for other good and valuable consideration, the mutuality, receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. AMENDMENT OF LOAN AGREEMENT.

A. Amendment of the Definitions section of Loan Agreement. The following definitions are amended and restated in their entirety:

1.24 “Collateral Agent” means J.P. Morgan Chase Bank, N.A. in its capacity as Collateral Agent for the Banks under that certain Amended and Restated Collateral Sharing Agreement, dated as of April 6, 2007, as amended, together with any successor in such capacity.

1.97 “Pricing Level” means, for any Pricing Period, Pricing Level 0, Pricing Level I, Pricing Level II, Pricing Level III, Pricing Level IV, Pricing Level V, Pricing Level VI, or Pricing Level VII, as may be in effect for such Pricing Period; provided that, the Default Rate shall be in effect upon the occurrence and during the continuation of any Event of Default.

1.98 “Pricing Level I” means the Pricing Level that will be in effect for the applicable Pricing Period if, as at the relevant Date of Determination, the ratio of the Borrower’s Adjusted Funded Debt as measured on such Date of Determination, to the Borrower’s EBITDA as measured on such Date of Determination, is greater than 0.50 to 1.00 but is less than or equal to 1.00 to 1.00.

1.113 “Revolving Credit Facility” means the revolving line of credit established by the Banks in favor of the Borrower in the principal amount of Eighty Million Dollars ($80,000,000), subject to being increased by up to an additional Fifty Million Dollars ($50,000,000) as set forth in Section 2.1G of the Loan Agreement, pursuant to which the Borrower may obtain Revolving Credit Loans from the Banks and/or Letters of Credit from the Agent Bank during the term of the Revolving Credit Facility upon the terms and conditions set forth in this Loan Agreement. The Revolving Credit Facility includes as a sublimit the Letter of Credit Subfacility and the Swing Line Credit Subfacility. All references to the “aggregate principal balance of the Revolving Credit Loans outstanding” or similar phrases in this Loan Agreement or in the Revolving Credit Notes shall mean, as of the date of determination thereof, the sum of (i) the entire aggregate outstanding principal balance of all Revolving Credit Loans made by the Banks pursuant to this Loan Agreement, (ii) the then existing Letter of Credit Usage and (iii) the then existing Swing Line Usage.

1.117 “Revolving Credit Notes” means (i) that certain Amended and Restated Revolving Credit Promissory Note made by the Borrower, payable to the order of JPMorgan Chase Bank, N.A., and in the face principal amount of Thirty Four Million Dollars ($34,000,000) the form of which is annexed to the 2007A Amendment to Loan Documents as Exhibit A-1, as the same may hereafter be amended, modified, renewed, replaced and/or restated from time to time; (ii) that certain Amended and Restated Revolving Credit Promissory Note made by the Borrower, payable to the order of LaSalle Bank National Association, and in the face principal amount of Twenty Eight Million Dollars ($28,000,000), the form of which is annexed to the 2007A Amendment to Loan Documents as Exhibit A-2, as the same may hereafter be amended, modified, renewed, replaced and/or restated from time to time; and (iii) that certain Amended and Restated Revolving Credit Promissory Note made by the Borrower, payable to the order of National City Bank of Kentucky, and in the face principal amount of Eighteen Million Dollars ($18,000,000), the form of which is annexed to 2007A Amendment to Loan Documents as Exhibit A-3, as the same may hereafter be amended, modified, renewed, replaced and/or restated from time to time and (iv) each future Revolving Credit Promissory Note, if any, made by the Borrower pursuant to the Revolving Credit Facility.

The following definitions are added to the Definitions section of the Loan Agreement:

1.97A “Pricing Level 0” means the Pricing Level that will be in effect for the applicable Pricing Period if, as at the relevant Date of Determination, the ratio of the Borrower’s Adjusted Funded Debt as measured on such Date of Determination, to the Borrower’s EBITDA as measured on such Date of Determination, is equal to or less than 0.50 to 1.00.

1.134A “2007A Amendment to Loan Documents” means the 2007A Amendment to Loan Documents dated September 17, 2007 by and between the Agent Bank, the Banks, the Borrower and the Guarantors.

B. Amendment of Section 2 of the Loan Agreement. The following parts of Section 2 of the Loan Agreement are amended to reflect the increase in the size of the Revolving Credit Facility from Fifty Million Dollars ($50,000,000) to Eighty Million Dollars ($80,000,000).

(1) Amendment of the first paragraph of Section 2. The first paragraph of Section 2 is amended and restated to read as follows:

“Subject to the terms and conditions of this Loan Agreement (including but not limited to Section 2.1G hereof), the Banks hereby establish the Revolving Credit Facility in favor of the Borrower in the principal amount of Eighty Million Dollars ($80,000,000). Pursuant to the Revolving Credit Facility, the Borrower may obtain Revolving Credit Loans and/or Letters of Credit pursuant to, and subject to the terms and conditions set forth in, this Loan Agreement for the purposes set forth in Sections 2.5A and 2.7 hereof. The Revolving Credit Facility is subject to the following terms and conditions:”

(2) Amendment of Section 2.1A. Section 2.1A is amended to delete the words “Fifty Million Dollars ($50,000,000)” and to substitute therefor “Eighty Million Dollars ($80,000,000)”.

(3) Amendment of Section 2.1G. Subparagraph (i) of Section 2.1G is amended and restated as follows:

“(i) Amount of Increase in Revolving Loan Commitments. The Borrower may from time to time and at any time, with the consent of the Agent Bank (provided, however, if Borrower shall have complied with the provisions of this Section 2.1G such consent shall not be unreasonably withheld) but without the consent of the Banks, except as provided in Section 2.1G (ii) hereof, increase the total amount of the Revolving Loan Commitments by a maximum amount of up to Eighty Million Dollars ($80,000,000), to a total amount not to exceed One Hundred Thirty Million Dollars ($130,000,000), subject to satisfaction of each and all of the requirements contained in this Section 2.G (subject to those requirements, a “Permitted Commitment Increase”).

(4) Amendment of Section 2.2A. The interest rate grid in Section 2.2A is amended and restated in its entirety as follows:

Pricing Level	Adjusted Funded Debt to EBITDA	Applicable LIBOR Margin	Applicable Base Rate Margin
Pricing Level 0	> 0.00, but < 0.50	1.125%	0.00%
Pricing Level I	> 0.50, but < 1.00	1.25%	0.00%
Pricing Level II	> 1.00, but < 1.50	1.50	0.00
Pricing Level III	> 1.50, but < 2.00	1.75	0.25
Pricing Level IV	> 2.00, but < 2.50	2.00	0.50
Pricing Level V	> 2.50, but < 3.00	2.50	1.00
Pricing Level VI	> 3.00, but < 3.50	3.00	1.50
Pricing Level VII	> 3.50	3.50	2.00

(4) Amendment of Section 2.3A. The Revolving Credit facility Commitment Fee grid in Section 2.3A is amended and restated in its entirety as follows:

Pricing Level	Adjusted Funded Debt to EBITDA	Applicable Commitment Fee Percentage
Pricing Level 0	> 0.00, but < 0.50	0.175%
Pricing Level I	> 0.50, but < 1.00	0.20
Pricing Level II	> 1.00, but < 1.50	0.25
Pricing Level III	> 1.50, but < 2.00	0.30
Pricing Level IV	> 2.00, but < 2.50	0.35
Pricing Level V	> 2.50, but < 3.00	0.40
Pricing Level VI	> 3.00, but < 3.50	0.50
Pricing Level VII	> 3.50	0.50

C. Deletion of Section 2.4D (Mandatory Permanent Reduction in Revolving Loan Commitments Upon Receipt of Dana Payment). Section 2.4D is hereby deleted from the Loan Agreement.

D. Amendment of Section 2.7F (Letters of Credit – Compensation). The Letter of Credit Fee grid in Section 2.7F is amended and restated in its entirety as follows:

Pricing Level	Adjusted Funded Debt to EBITDA	Applicable Letter of Credit Percentage
Pricing Level 0	> 0.00, but < 0.50	1.125%
Pricing Level I	> 0.50, but < 1.00	1.25%
Pricing Level II	> 1.00, but < 1.50	1.50
Pricing Level III	> 1.50, but < 2.00	1.75
Pricing Level IV	> 2.00, but < 2.50	2.00
Pricing Level V	> 2.50, but < 3.00	2.50
Pricing Level VI	> 3.00, but < 3.50	3.00
Pricing Level VII	> 3.50	3.50

E. Amendment of Section 4.3B (Conditions Subsequent – Landlord Lien Waivers). Section 4.3B is hereby amended by striking the phrase “assets with a net book value of $1,000,000” and substituting therefor “assets with a net book value of $2,000,000”.

F. Amendment of Section 4.3C (Conditions Subsequent – Fixture Filing Statements). Section 4.3C is hereby amended by striking the phrase “(ii) at any other location where the Obligors maintain assets with a net book value of $1,000,000 within ten (10) days after Closing” and substituting therefor “(ii) at any other location where the Obligors maintain assets with a net book value of $2,000,000 or more, unless specifically waived by the Collateral Agent.”

G. Amendment of Section 6.3E (Fiscal Year Budget; Quarterly Comparison of Budget to Actual Results; Quarterly Budget Update; Quarterly Market Overview). Subparagraphs (iii) and (iv) are hereby deleted from Section 6.3E.

H. Amendment and Restatement of Section 6.13 (Depository Accounts). Section 6.13 is hereby amended and restated as follows:

“6.13 Depository Accounts. To the extent that the balance in any depository account (excluding any depository account holding moneys for the benefit of employees of the Borrower and the Guarantors under an employee benefit plan) maintained by the Borrower or the Guarantors at a bank or financial institution other than the Agent Bank or a Bank ever exceeds Five Hundred Thousand Dollars ($500,000), the Borrower and Guarantors shall notify the Collateral Agent of such fact and shall execute a deposit account control agreement with respect to such depository account, all in form and substance satisfactory to the Collateral Agent.”

I. Amendment and Restatement of Section 7.10 (Capital Expenditures). Section 7.10 is hereby amended and restated as follows:

“7.10 Capital Expenditures. The Borrower shall not incur Capital Expenditures in any calendar year in excess of the following limits:

Calendar Year	Limitation
2007	$25,000,000
2008	$35,000,000
2009	$35,000,000

Notwithstanding the foregoing, to the extent the Borrower’s capital expenditures are less than the above in a calendar year, the Borrower in the following calendar year may additionally expend the difference between the limitation for such calendar year and the amount actually spent in such calendar year (such difference, the “Carry Forward”), provided that a Carry Forward from one calendar year to the next calendar year may not exceed Five Million Dollars ($5,000,000).”

J. Amendment and Restatement of Section 7.12B (New Subsidiaries). Section 7.12B is hereby amended and restated as follows:

“B. Upon the creation or acquisition of a Subsidiary that is a corporation or limited liability company not organized under the laws of the United States or any State or territory thereof (a “Foreign Entity”), if Borrower advises Agent Bank in writing that it believes that requiring such Foreign Entity to execute a Guaranty Agreement would cause adverse tax results to the Borrower under the Internal Revenue Code, then the Borrower shall, or shall cause its applicable parent Subsidiary, as promptly as possible (but in any event within sixty (60) days following the creation or acquisition thereof) to (i) execute a Pledge Agreement in favor of the Collateral Agent with respect to sixty-five percent (65%) of the Stock or limited liability company interests of such Subsidiary, as applicable (such Subsidiary referred to herein as a “Foreign Entity Subsidiary”), and (ii) deliver and cause each such Foreign Entity Subsidiary to deliver to the Collateral Agent stock certificates and stock powers (to the extent applicable) or limited liability company certificates (to the extent applicable) with respect to the Foreign Entity Subsidiary, resolutions, opinions of counsel which are reasonably acceptable to Borrower and the Agent Bank, and such other documentation as the Collateral Agent may reasonably request, all in form and substance reasonably satisfactory to the Collateral Agent; provided, however, that in the event that more than one Subsidiary within a commonly controlled group of Subsidiaries constitutes a Foreign Entity Subsidiary required to be pledged hereunder, then only the capital stock of the “parent” or

“controlling” Subsidiary shall be required to be pledged hereunder; provided further, that the Borrower shall not be required to take the action described in this Section 7.12B unless and until (i) the Foreign Entity Subsidiary first has either assets with a net book value of at least Two Million Dollars ($2,000,000) or revenues in a calendar year of at least Two Million Dollars ($2,000,000) or (ii) the Agent Bank reasonably requests that the Borrower take such action.

K. Deletion of Section 7.13 (Restricted Payments). Section 7.13 is hereby deleted from the Loan Agreement.

L. Amendment and restatement of Schedule 2.1. Schedule 2.1 to the Loan Agreement is amended and restated in its entirety by Schedule 2.1 attached hereto.

M. Amendment and restatement of Compliance Certificate. The Compliance Certificate is amended and restated in its entirety by the Compliance Certificate attached hereto as Exhibit G.

2. AMENDMENT AND RESTATEMENT OF REVOLVING CREDIT NOTES. The Revolving Credit Notes are amended, restated and replaced in their entirety by Revolving Credit Notes in the form of Exhibits A-1, A-2 and A-3 attached hereto.

3. AMENDMENT OF GUARANTY AGREEMENT. Section 1 of the Guaranty Agreement is amended and restated as follows:

“SECTION 1

Recitals and Definitions

This Agreement is entered into concurrently with and pursuant to an Amended and Restated Loan Agreement (the “Loan Agreement”) dated as of the date of this Agreement by and between (i) the Agent Bank; (ii) the Banks identified therein (the “Banks”); (iii) the Borrower and (iv) each Guarantors. Capitalized terms not otherwise defined herein shall have the meanings given them in the Loan Agreement. Pursuant to the Loan Agreement, the Borrower has executed and delivered to the Banks its Revolving Credit Notes (collectively, the “Notes”) in the total principal amount of up to Eighty Million Dollars ($80,000,000) (subject to increase up to a maximum of One Hundred Thirty Million Dollars ($130,000,000)) (such Notes, including any note or other instrument issued in renewal, replacement, extension, modification, novation and/or revival thereof, is hereinafter referred to as the Notes) and various other Loan Documents (as that term is defined in the Loan Agreement). This Agreement has been executed by each Guarantor and delivered to the Agent Bank in amendment, restatement and complete replacement of, but not in novation of, the Guaranty Agreements of each Guarantors dated October 27, 1999.”

4. AMENDMENT OF COLLATERAL SHARING AGREEMENT, SECURITY AGREEMENT, PLEDGE AGREEMENT AND OTHER SECURITY DOCUMENTS.

A. As of the Effective Time, all of the remaining outstanding Senior Notes will be redeemed and will no longer be outstanding. Accordingly, the Collateral Sharing Agreement, the Security Agreement, the Pledge Agreement, the UCC-1 financing statements referenced in Section 4.1M of the Loan Agreement, the deposit account control agreements referenced in Section 4.1N of the Loan Agreement, the USPTO filings referenced in Section 4.3A of the Loan Agreement and the fixture financing statements referenced in Section 4.3C of the Loan Agreement are all hereby deemed amended to reflect that on and after the Effective Time, the Collateral Agent will hold security for and act as collateral agent solely for the benefit of the Banks and that the Collateral Agent will no longer hold security for or act as collateral agent for the holders of the Senior Notes after such time.

B. The definition of “Retained Dana Payment” is hereby deleted from the Collateral Sharing Agreement. The text of Section 8(a) of the Collateral Sharing Agreement (with respect to the Retained Dana Payment) is hereby deleted from the Collateral Sharing Agreement, and replaced with the word: “Reserved”. The references to the “Dana Payment Account” are hereby deleted in Section 9 of the Collateral Sharing Agreement.

5. RATIFICATION. Except as specifically amended by the provisions hereinabove, the Loan Documents remain in full force and effect. The Borrower and Guarantors reaffirm and ratify all of their respective obligations to Agent Bank and the Banks under all of the Loan Documents, as amended and modified hereby, including, but not limited to, the Loan Agreement, the Guaranty Agreement, and all other agreements, documents and instruments now or hereafter evidencing and/or pertaining to the Loan Agreement. Each reference to all or any of the Loan Documents contained in any other of the Loan Documents shall be deemed to be a reference to such Loan Document, as modified hereby; provided, however, that the Loan Documents shall be deemed not to include the “Note Purchase Agreement,” the “Senior Notes,” the “$55,000,000 Senior Notes,” the “Notes,” the “Noteholders,” the “Third Amendment to Note Purchase Agreement,” or any references to the foregoing, and any such references otherwise contained in the Loan Documents are hereby deleted except for those references to the Senior Notes in the recitals, §4 and §8.I of this Amendment.

6. REPRESENTATIONS, WARRANTIES, AND COVENANTS OF THE BORROWER. To induce the Agent Bank and the Banks to enter into this Amendment, the Borrower represents and warrants to Agent Bank and the Banks as follows:

A. The Borrower has full power, authority, and capacity to enter into this Amendment, and this Amendment constitutes the legal, valid and binding obligation of the Borrower, enforceable against it in accordance with its respective terms.

B. No uncured Event of Default under the Revolving Credit Notes or any of the other Loan Documents has occurred which continues unwaived by the Agent Bank, and no Potential Default exists as of the date hereof.

C. The Person executing this Amendment on behalf of the Borrower is duly authorized to do so.

D. The representations and warranties made by the Borrower in any of the Loan Documents are hereby remade and restated as of the date hereof.

E. Except as previously disclosed to the Agent Bank or disclosed in the Borrower’s filings with the Securities and Exchange Commission, copies of which have been provided previously to the Agent Bank, there are no material actions, suits, legal, equitable, arbitration or administrative proceedings pending or threatened against the Borrower, the adverse determination of which could have a material adverse effect on the Loan Documents, the business operations or financial condition of the Borrower and the Guarantors taken as a whole, or the ability of the Borrower to fulfill its obligations under the Loan Documents.

7. REPRESENTATIONS, WARRANTIES, AND COVENANTS OF THE GUARANTORS. To induce the Agent Bank and the Banks to enter into this Amendment, the Guarantors represent and warrant to the Agent Bank and the Banks as follows:

A. Each Guarantor has full power, authority, and capacity to enter into this Amendment, and this Amendment constitutes the legal, valid and binding obligations of such Guarantor, enforceable against such Guarantor in accordance with their terms.

B. The Person executing this Amendment on behalf of each Guarantor is duly authorized to do so.

C. The representations and warranties made by each Guarantor in any of the Loan Documents are hereby remade and restated as of the date hereof.

D. Except as previously disclosed to the Agent Bank, there are no material actions, suits, legal, equitable, arbitration or administrative proceedings pending or threatened against any Guarantor, the adverse determination of which could have a material adverse effect on the Loan Documents, the business operations or financial condition of the Borrower and the Guarantors taken as a whole or the ability of any Guarantor to fulfill its obligations under the Guaranty Agreement.

8. CONDITIONS PRECEDENT. The obligations of the Agent Bank and the Banks under this Amendment are expressly conditioned upon, and subject to the following:

A. the execution and delivery by the Borrower and the Guarantors of this Amendment;

B. the execution and delivery by the Borrower of the Revolving Credit Notes;

C. Delivery to the Agent Bank of a copy of the certificate of the corporate secretary of Borrower certifying resolutions of the Borrower’s board of directors to the effect that execution, delivery and performance of this Amendment have been duly authorized and as to the incumbency of those authorized to execute and deliver this Amendment and all other documents to be executed in connection herewith;

D. With respect to each corporate Guarantor, delivery to the Agent Bank of a copy of the certificate of the corporate secretary of each corporate Guarantor certifying resolutions of such Guarantor’s board of directors to the effect that execution, delivery and performance of this Amendment have been duly authorized and as to the incumbency of those authorized to execute and deliver this Amendment and all other documents to be executed in connection herewith;

E. With respect to each non-corporate Guarantor, delivery to the Agent Bank of a copy of the certificate of the Secretary or other appropriate representative of such Guarantor (i) certifying as to the authenticity, completeness and accuracy of, and attaching copies of the written consent of the managers of such Guarantor authorizing the execution, delivery and performance of this Amendment, and (ii) certifying the names and true signatures of the officers of such Guarantor authorized to execute and deliver on behalf of such Guarantor this Amendment;

F. Delivery to the Agent Bank of opinions of counsel to Borrower and the Guarantors, satisfactory to the Agent Bank.

G. Payment of a commitment fee in the amount of 0.25% of the difference between Eighty Million Dollars ($80,000,000) and Fifty Million Dollars ($50,000,000) (the “Revolving Loan Commitment Increase”), such commitment fee payable to the Agent Bank for the benefit of the Banks in accordance with their pro rata shares of the Revolving Loan Commitment Increase, plus payment of Agent Bank’s counsel fees in preparation and closing of the amendment documents and other out-of-pocket costs.

H. The Borrower’s receipt of net cash proceeds equal to at least $62,930,000 as a result of the Borrower’s receipt, assignment or liquidation of the Dana Payment.

I. The Agent Bank’s verification that the Borrower has caused the redemption or purchase of all of the outstanding Senior Notes.

J. The Borrower’s submission to the Agent Bank of a certificate stating that all of the conditions set forth in this Section 8 have been met. To the extent that the Agent Bank determines that such certificate is correct, the Agent Bank shall note the date and time of submission of such certificate upon such certificate, and such date and time shall be known as the “Effective Time.”

9. MISCELLANEOUS.

A. Illegality. In case any one or more of the provisions contained in this Amendment should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

B. Changes in Writing. No modification, amendment or waiver of any provision of this Amendment nor consent to any departure by the Borrower or any of the Guarantors therefrom, will in any event be effective unless the same is in writing and signed by the Agent Bank, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

C. Successors and Assigns. This Amendment will be binding upon and inure to the benefit of the Borrower, the Guarantors, the Agent Bank and the Banks and their respective successors and assigns; provided, however, that neither the Borrower nor the Guarantors may assign this Amendment in whole or in part without the prior written consent of the Agent Bank, and the Agent Bank and the Banks at any time may assign this Amendment in whole or in part, as provided in Section 11 of the Loan Agreement.

D. Counterparts. This Amendment may be signed in any number of counterpart copies and by the parties hereto on separate counterparts, but all such copies shall constitute one and the same instrument.

E. Documents Held in Escrow until December 31, 2007. As set forth hereinabove, none of the amendments and changes set forth herein shall take effect or have any legal effect until all conditions precedent set forth in Section 8 hereof have been satisfied and, as a result, the Effective Time (as defined in Section 8.J hereof) has occurred. Prior to the Effective Time, all executed versions of this Amendment and the Revolving Credit Notes shall be held in escrow by counsel to the Agent Bank. To the extent the conditions precedent set forth in Section 8 hereof have not been satisfied (and, as a result the Effective Time has not occurred) prior to the close of business December 31, 2007, all executed versions of this Amendment and the Revolving Credit Notes shall be destroyed and this Amendment and the Revolving Credit Notes attached hereto shall be treated as though such documents had never been executed.

IN WITNESS WHEREOF, the Agent Bank, the Documentation Agent, each Bank, the Borrower and each Guarantor has caused this Amendment to be duly executed as of the day and year first above written.

JP MORGAN CHASE BANK, N.A. as Administrative Agent, Syndications Agent and Collateral Agent (the “Agent Bank”)

By	/s/ J. Duffy Baker
J. Duffy Baker
Senior Vice President

LASALLE BANK, NATIONAL ASSOCIATION, as Documentation Agent

By	/s/ Anne Eharoshe
Anne Eharoshe
Vice President

JP MORGAN CHASE BANK, N.A. (successor by merger to BANK ONE, NA with main office in Chicago, Illinois), as a Bank

By	/s/ J. Duffy Baker
J. Duffy Baker
Senior Vice President

LASALLE BANK NATIONAL ASSOCIATION as a Bank

By	/s/ Anne Eharoshe
Anne Eharoshe
Vice President

NATIONAL CITY BANK as a Bank

By	/s/ Rob King
Rob King
Senior Vice President

SYPRIS SOLUTIONS, INC. (the “Borrower”)

By	/s/ Anthony C. Allen
Anthony C. Allen
Vice President and Treasurer

SYPRIS TEST & MEASUREMENT, INC. a Delaware corporation (“ST&M”) (as a “Guarantor”)

By	/s/ Anthony C. Allen
Anthony C. Allen
Treasurer and Assistant Secretary

SYPRIS TECHNOLOGIES, INC. a Delaware corporation (“ST”) (as a “Guarantor”)

By	/s/ Anthony C. Allen
Anthony C. Allen
Treasurer and Assistant Secretary

SYPRIS ELECTRONICS, LLC a Delaware limited liability company (“SE”) (as a “Guarantor”)

By	/s/ Anthony C. Allen
Anthony C. Allen
Treasurer and Assistant Secretary

SYPRIS DATA SYSTEMS, INC. a Delaware corporation (“SDS”) (as a “Guarantor”)

By	/s/ Anthony C. Allen
Anthony C. Allen
Treasurer and Assistant Secretary

SYPRIS TECHNOLOGIES MARION, LLC a Delaware limited liability company (“Marion”) (as a “Guarantor”)

By	/s/ Anthony C. Allen
Anthony C. Allen
Treasurer and Assistant Secretary

SYPRIS TECHNOLOGIES KENTON, INC. a Delaware corporation (“STK”) (as a “Guarantor”)

By	/s/ Anthony C. Allen
Anthony C. Allen
Treasurer and Assistant Secretary

SYPRIS TECHNOLOGIES MEXICAN HOLDINGS, LLC a Delaware limited liability company (“STMH”) (as a “Guarantor”)

By	/s/ Anthony C. Allen
Anthony C. Allen
Treasurer and Assistant Secretary